UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2024

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, the Board of Directors (the “Board”) of CVRx, Inc. (the “Company”) appointed Kevin Ballinger and Mitch Hill as directors, effective September 3, 2024.  Messrs. Ballinger and Hill will serve as Class I directors with terms expiring at the 2025 annual meeting of stockholders.  The Board determined that Messrs. Ballinger and Hill qualify as independent directors pursuant to the listing standards of the Nasdaq Stock Market.  Mr. Ballinger was appointed to serve on the Board’s Nominating and Corporate Governance Committee and Mr. Hill was appointed to serve on the Board’s Audit Committee and Compensation Committee. Messrs. Ballinger and Hill will receive compensation for their service in accordance with the non-employee director compensation program described under “Director compensation” set forth in the Company’s proxy statement for its 2024 annual meeting of stockholders.

On August 27, 2024, Ali Behbahani gave notice of his intention to resign from the Board effective at the close of business on September 2, 2024. In connection with Mr. Behbahani’s resignation and the two new director appointments, the Board increased the number of directors constituting the Board to seven, effective September 3, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: September 3, 2024	By:	/s/ Jared Oasheim
Name: Jared Oasheim
Its: Chief Financial Officer